Exhibit 10.1

CAPSTEAD MORTGAGE CORPORATION

AMENDED AND RESTATED

2014 FLEXIBLE INCENTIVE PLAN

MAY 14, 2014

SECTION 1.  PURPOSES

The purposes of the Amended and Restated 2014 Flexible Incentive Plan (the “Plan”) dated as of May 14, 2014, are to promote the interests of the Company and its stockholders by enabling the Company to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests in the Company by persons who occupy key positions in the Company or its Affiliates by enabling the Company to offer such key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success.  To achieve this purpose, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other awards, or any combination thereof.

SECTION 2.  DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

2.1 “Affiliate” shall mean (i) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (ii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iii) any trades or businesses, whether or not incorporated, which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.  Provided further, that with respect to grants of stock options or Stock Appreciation Rights, the term “Affiliate” means only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treasury Regulations sec. 1.414(c)-2(b)(2)(i), but using the threshold of fifty percent (50%) ownership wherever eighty percent (80%) appears.

2.2 “Award” shall mean a stock option, Stock Appreciation Right, Restricted Stock, Performance Award, Dividend Equivalent Right or any other award under the Plan.

2.3 “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.4        “Change in Control” shall be deemed to have occurred upon any of the following events after the Effective Date of this Plan:

(i)     any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)     during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved;

(iii)     the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a “Reorganization”), in which no “person” acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv)     the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” shall mean the compensation committee of the Board, which shall consist solely of not less than two (2) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act; (ii) “outside directors,” as required under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; and (iii) “independent directors” as defined in Rule 303A.02 of the New York Stock Exchange Listed Company Manual.  The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered by “non-employee” directors.

2.7 “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

2.8 “Company” shall mean Capstead Mortgage Corporation, a Maryland corporation.

2.9 “Covered Employees” shall mean each “covered employee” as defined in Section 162(m) of the Code.

2.10 “Disability” shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

2.11 “Disqualifying Disposition” shall mean, with respect to Shares acquired by the exercise of an Incentive Stock Option, a “disposition” within the meaning of Section 424 of the Code that violates the requirements of Section 422(a) of the Code, which, to the extent not inconsistent with Sections 422 or 424 of the Code, by way of example shall include any sale, exchange, gift, or transfer of legal title to such Shares, any of which occurs within (i) two (2) years after the Option grant date or (ii) one (1) year after the Option exercise date, but, by way of example, shall not include a transfer due to Participant’s death or a mere pledge or hypothecation of such Shares.  The examples provided in the immediately preceding sentence are not intended to either expand upon or restrict the definition of the term “disposition” as provided in Section 424 of the Code, but are provided merely as examples of the most common forms of Disqualifying Dispositions.

2.12 “Dividend Equivalent Right” shall mean the right of the holder thereof to receive credits based on the cash or stock dividends or other distributions that would have been paid on the Shares specified in the Award if the Shares were held by the holder to whom the Award is made, or such other amounts as may be determined by the Committee.

2.13 “Effective Date” shall mean the date that the Plan is adopted by the Board, but only if the Plan as so adopted is approved by the stockholders of the Company not more than twelve (12) months after the date of such adoption.  The Effective Date, as so defined, is January 29, 2014.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” shall mean with respect to the Shares, as of any date, (i) the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

2.16 “Incentive Stock Option” shall mean any stock option awarded under this Plan intended to be and designated as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

2.17 “Non-Tandem Stock Appreciation Right” shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

2.18 “Non-Qualified Stock Option” shall mean any stock option awarded under this Plan that is not an Incentive Stock Option.

2.19 “Optionee” shall mean any person who has been granted a stock option under this Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

2.20 “Performance Award” shall mean any Award, issued pursuant to Section 9 hereunder, of cash or Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock) or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.21 “Plan” shall mean this Amended and Restated 2014 Flexible Incentive Plan of the Company.

2.22 “Restricted Stock” shall mean any Award of Shares under this Plan that are subject to restrictions or risk of forfeiture.

2.23 “Retirement” shall mean, with respect to an employee of the Company, termination of employment, other than discharge for cause, after age 65 or on or before age 65, with the consent of the Committee.  With respect to a director of the Company, “Retirement” shall mean the earlier of (a) the removal of such director from the Board for other than cause, and (b) the expiration of such director’s term on the Board.

2.24 “Shares” shall mean shares of the Company’s Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

2.25 “Stock Appreciation Right” shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant.

2.26 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with an Award that is a stock option.

SECTION 3.  ADMINISTRATION OF THE PLAN

3.1 Committee.  The Plan shall be administered and interpreted by the Committee.

3.2 Awards.  Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

(a)     determine the persons to whom Awards are to be granted;

(b)     determine the types and combinations of Awards to be granted, the number of Shares or amount of cash to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

(c)     conclusively interpret the Plan provisions with respect to any Awards made hereunder;

(d)     prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e)     rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

(f)     make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3 Procedures.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

SECTION 4.  SHARES SUBJECT TO PLAN

4.1 Limitations.  The maximum number of Shares that may be issued with respect to Awards under the Plan commencing on the Effective Date shall not exceed 5,000,000 Shares (unless such maximum shall be increased or decreased by reasons of changes in capitalization of the Company as hereinafter provided).   Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee as described in Section 14.  The Committee’s determinations shall be final and binding upon the Company and all other interested persons. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares that have been reacquired by the Company.

4.2 Changes.  To the extent that any Award under the Plan shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan.  In the event that the number of Shares issued under any Award is reduced for any reason, the Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued.  Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan, even though the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation.  However, Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

SECTION 5.  ELIGIBILITY

(a)     Except with respect to Awards that are Incentive Stock Options, eligibility for participation under the Plan shall be open to all officers, employees and directors of the Company and its Affiliates.  With respect to Incentive Stock Options, eligibility for participation in the Plan shall be confined to employees of the Company and its subsidiaries, as such term is defined under Section 424 of the Code.

(b)     No Awards shall be granted under the Plan prior to the date on which the Plan is so approved by the stockholders of the Company, unless its grant, vesting and payment are expressly conditioned upon the approval of the Plan by the stockholders of the Company within twelve (12) months of the date the Plan was adopted by the Board.  If the Plan is not approved by the stockholders of the Company within twelve (12) months of the date the Plan is adopted by the Board, all Awards, if any, granted under the Plan shall be automatically canceled without any action required by the Company, the Board or the Committee and without any payment or consideration.

SECTION 6.  STOCK OPTIONS

6.1 Grants.  The Committee may grant stock options alone or in addition to other Awards granted under this Plan to any eligible officer, employee or director.  Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms or conditions relating to such Award.  To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option, or the portion thereof, which does not qualify, shall constitute a separate Non-Qualified Stock Option.  Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the Plan as the Committee may deem desirable.  At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised; provided, however, that nothing in the Plan or in any option agreement shall confer upon any Optionee any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such Optionee’s employment at any time.

6.2 Option Price.  The option exercise price of the Shares covered by each stock option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the effective date of the grant.

6.3 Incentive Stock Options Limitations.

(a)     In no event shall any person be granted Incentive Stock Options so that the Shares covered by any Incentive Stock Options that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000.  For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted.  It is intended that the limitation on Incentive Stock Options provided in this paragraph be the maximum limitation on options that may be considered Incentive Stock Options under the Code.

(b)     Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and the term of the option shall not exceed five (5) years.

(c)     The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 250,000 Shares.

(d)     Any Optionee who receives an Incentive Stock Option grant shall be required to notify the Committee of any Disqualifying Disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option within ten (10) days of such Disqualifying Disposition.

6.4 Option Term.  The term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant.  Each option shall be subject to earlier termination as hereinafter provided (unless the Committee has provided otherwise):

(a)     If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s discharge for cause, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited immediately at the time of the Optionee’s discharge for cause.

(b)     If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to the earlier of (i) six (6) months from the Optionee’s death or (ii) the remaining term of the option to exercise any such option.

(c)     If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s resignation, Retirement, Disability or for any reason other than the Optionee’s death or discharge for cause, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited upon the earlier of (i) six (6) months after the date of the Optionee’s termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason or (ii) the remaining term of the option, except that in case the Optionee shall die within six (6) months after the date of termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to an additional three (3) months from the date of the Optionee’s death to exercise any such option.

(d)     Despite the provisions of paragraphs (b), and (c) of this subsection, no Incentive Stock Option shall be exercisable after the expiration of the earlier of: (i) the ten (10) year period beginning on the date of its grant, (ii) the three (3) month period beginning on the date of the Optionee’s termination of employment for any reason other than death or Disability, or (iii) the one (1) year period beginning on the date of the Optionee’s termination of employment by reason of death or Disability.

6.5 Vesting of Stock Options.

(a)      Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option.  Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee.  The option vesting schedule will be accelerated in the event the provisions of paragraphs (b), (c), (d) or (e) of this subsection apply; or if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

(b)     If an Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall become fully vested in each stock option granted to the Optionee, effective on the date of the Optionee’s death and shall have the immediate right to exercise any such option to the extent not previously exercised.

(c)     In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule.  At the end of such period, any unexercised option shall terminate and be of no further effect.

(d)     In the event of a Reorganization:

(1)     If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of the above paragraph (c) of this subsection shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

(2)     If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefore) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

(e)     In the event of both a Change in Control of the Company and a concurrent or subsequent termination of an Award recipient’s employment with the Company, and consistent with any further provisions set forth in the Award, all stock options and any associated rights shall become fully vested and immediately exercisable upon the later to occur of such Change in Control or termination of employment, and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon the later to occur of such Change in Control or termination of employment.

6.6 Exercise of Stock Options.

(a)     Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee.  Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company.  The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(1)     in cash (including check, bank draft or money order);

(2)     by the delivery of Shares having a Fair Market Value equal to the aggregate option price; provided, however, that such Shares shall have been owned on a fully vested basis by the Optionee for more than six (6) months prior to exercise;

(3)     by a combination of cash and Shares as described above;

(4)     by arrangement with a broker acceptable to the Committee in which payment of the exercise price is made pursuant to an irrevocable direction from the Optionee to the broker to deliver to the Company proceeds from the sale of the option Shares in an amount equal to the exercise price of the Shares; or

(5)     at the Committee’s discretion, by authorizing the Company to retain the number of shares from the exercise of the Options, the Fair Market Value of which (as of the date of delivery of such notice) is equal to the portion of the exercise price and/or withholding with respect to which the Optionee intends to make payment.

(b)     The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied (with Committee consent) either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the “Cash Method”), (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the “Share Retention Method”), or (c) by a combination of the Cash Method and the Share Retention Method.  The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities.  The Committee shall determine whether and to what extent, as well as the manner in which an Optionee may satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

(c)     An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

6.7 Date of a Stock Option Grant.  The granting of a stock option shall take place only when the Committee approves the granting of such option.  Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of a stock option under the Plan.

SECTION 7.  STOCK APPRECIATION RIGHTS

7.1 Grants.  The Committee may grant to any eligible officer, employee or director either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee.  In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised.  However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.  The Stock Appreciation Right grant price shall not be less than the Fair Market Value of a Share on the effective date of the grant.

7.2 Exercise and Transfer.  A Tandem Stock Appreciation Right may only be granted at the time of the grant of the related stock option.  A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) generally may be exercised at, and only at, the times and to the extent the related stock option is exercisable, (ii) expires upon the termination of the related stock option, (iii) may not exceed one hundred percent (100%) of the difference between the exercise price of the related stock option and the market price of the Shares subject to the related stock option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related stock option exceeds the exercise price of the related stock option.  The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable.  If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights.  A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine.  A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of this Plan.

SECTION 8.  RESTRICTED STOCK

8.1 Grants.  The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.  The terms and conditions of the Restricted Stock shall be specified by the grant agreement.  The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including, without limitation, whether the holder of the Restricted Stock shall have the right to vote the Shares and receive dividends and other distributions applicable to the Shares, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment).  The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited; provided, however, that notwithstanding the foregoing, upon a Change in Control and a concurrent or subsequent termination of an Award Recipient’s employment with the Company, and consistent with any further provisions set forth in the Award, all restrictions applicable to Restricted Stock shall lapse and expire and Shares of Restricted Stock with vesting provisions shall become fully vested upon the later to occur of such Change in Control or termination of employment (except for Restricted Stock that is part of a Performance Award, which shall vest as determined pursuant to Section 9.2(h) of the Plan).  Each Award of Restricted Stock may have different restrictions and conditions.  The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock.  Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

8.2 Awards and Certificates.  Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award.  The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 9.  PERFORMANCE AWARDS

9.1 Grants.  A Performance Award may consist of either or both, as the Committee may determine, of (i) “Performance Shares” or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) “Performance Units,” or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine.  The value of any cash-denominated Performance Award issued to any one Covered Employee in any one (1) calendar year shall not exceed $3,000,000.  No Covered Employee may be granted stock-denominated Performance Awards in any one (1) calendar year with respect to more than 500,000 Shares.  The maximum number of Shares with respect to which stock options may be granted under the Plan to any Covered Employee during any one (1) calendar year (whether such options are Non-Qualified Stock Options, Incentive Stock Options or a combination thereof) is 250,000 Shares.  The maximum number of Shares with respect to which Stock Appreciation Rights may be granted under the Plan to any Covered Employee during any one (1) calendar year is 500,000 Shares.

9.2 Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 9.2.

(a)      Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of this Section 9.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(b)     General.  The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee.  In the case of any Award granted to a Covered Employee which is intended to meet the definition of performance-based pursuant to Section 162(m) of the Code, the performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant.  The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards.  Performance goals may differ among Performance Awards granted to any one participant or for Performance Awards granted to different participants.

(c)     Business Criteria.  One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a participant:  (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) economic return; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) gross margin; (xiii) net income; (xiv) pretax earnings; (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xix) debt reduction; (xx) stock price; (xxi) reduction of expenses; (xxii) operating efficiency; and (xxiii) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to a market index or a group of comparable companies.

(d)     Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one (1) year and not more than five (5) years, as specified by the Committee.  Performance goals in the case of any Award granted to a participant shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(e)     Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each participant based upon achievement of business criteria over a performance period.  Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2½ months after the end of the Participant’s first taxable year in which the Performance Award is earned under the Plan and (ii) the date that is 2½ months after the end of the Company’s first taxable year in which the Performance Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.  The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code.  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance Awards.

(f)     Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a participant.  The Committee may not delegate any responsibility relating to such Performance Awards.

(g)     Amendment.  The Committee may amend or modify the terms of any Performance Award; provided, however, that with respect to any Award which is intended to qualify for the performance-based exception to the limitation on deductibility set forth in section 162(m) of the Code, no amendment to the Award shall be made (a) more than ninety (90) days after the commencement of the performance period to which the performance goals relate; (b) after the lapse of twenty-five percent (25%) of the performance period to which the performance goals relate; or (c) when the outcome of the performance goals is not substantially uncertain.

(h)     Change in Control.  In the event of a Change in Control and a concurrent or subsequent termination of an Award recipient’s employment with the Company, and consistent with any further provisions set forth in the Award, (1) each share of Performance Stock and each Performance Unit previously granted which is not then vested in full shall be immediately vested in full upon the later to occur of such Change in Control or termination of employment, (2) all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant and (3) the performance periods shall immediately end.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS

The Committee may grant a Dividend Equivalent Right, either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company’s Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date, or such other amounts as the Committee may provide.  The terms and conditions of the Dividend Equivalent Right shall be specified by the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights).  Any such reinvestment shall be at the Fair Market Value at the time thereof.  Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single Payment or in installments.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.  Any Dividend Equivalent Rights are intended to comply with the requirements of Section 409A of the Code.

SECTION 11.  OTHER AWARDS

The Committee may grant to any eligible officer, employee or director other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares or cash if the Committee, in its sole discretion determines that such other form of Award is consistent with the purposes and restrictions of the Plan.  The terms and conditions of such other form of Award shall be specified by the grant, including, but not limited to, the price, if any, and the vesting schedule, if any, and time of payment.  To the extent that any such Award includes a vesting schedule, except as may otherwise be required under Section 409A of the Code, payment of such Award shall be made by the later of (i) the date that is 2½ months after the end of the Participant’s first taxable year in which the Award is earned under the Plan and (ii) the date that is 2½ months after the end of the Company’s first taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.  Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.  Any such other Award is intended to comply with the requirements of Section 409A of the Code.

SECTION 12.  NON-TRANSFERABILITY OF AWARDS.

A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that with the approval of the Committee, the agreement relating to any Award (including, without limitation, a stock option) may provide that such Award may be transferred to one or more members of the immediate family of the grantee of the Award or to a trust for the benefit of such person or as directed under a qualified domestic relations order.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or other Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon a stock option or other Award shall be null and void and without effect.

SECTION 13.  COMPLIANCE WITH SECURITIES AND OTHER LAWS

In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange.  As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

SECTION 14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

The value of an Award in Shares shall be adjusted from time to time as follows:

(a)     In the event that at any time after the issuance of an Award, the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, extraordinary dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan and issued pursuant to any outstanding Awards shall be equitably adjusted by the Committee.  Upon the occurrence of any of the events described in the immediately preceding sentence, and subject to any required action of the Board and the stockholders, in order to ensure that after such event the Shares subject to the Plan and each participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall adjust (i) the number and type of Shares of common stock of the Company or any Affiliate with respect to which Awards may be granted under the Plan, (ii) the maximum number of Shares that may be covered by Awards granted under the Plan during any period, (iii) the maximum number of Shares that may be covered by Awards to any single individual during any calendar year, (iv) the number of Shares subject to outstanding Awards, and (v) the grant or exercise price with respect to an Award.  Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per Share; provided, however, the Committee shall not take any action otherwise authorized under this Section 14(a) to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the participant without the consent of the participant.  The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

(b)     Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

(c)     In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 15.  AMENDMENT OR TERMINATION OF THE PLAN

15.1 Amendment of the Plan.  Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company cast at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the Plan, as amended, or (d) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act, as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify, for an exemption or characterization that is deemed desirable by the Board.  Notwithstanding the foregoing, the Board may amend any Award without the consent of the holder if the Board deems it necessary to avoid adverse tax consequences to the holder under Section 409A of the Code.

15.2 Termination of the Plan.  Subject to the requirements of Section 409A of the Code, the Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective.  However, no Award may be granted on or after the tenth (10th) anniversary of the Effective Date of the Plan.  Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 16.  AMENDMENTS AND ADJUSTMENTS TO AWARDS

16.1 Amendments and Adjustments. Subject to Section 16.2, the Committee may amend, modify or terminate any outstanding Award with the participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned or (ii) to cancel an Award and grant a new Award in substitution therefore under such different terms and conditions as it determines in its sole and complete discretion to be appropriate.  The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.  The determinations of value under this Section 16 shall be made by the Committee in its sole discretion.  Any amendment or adjustment to an Award is intended to comply with Section 409A of the Code.

16.2 No Option or SAR Repricing Without Stockholder Approval.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval:  (a) amend the terms of outstanding Non-Qualified Stock Options or Incentive Stock Options (collectively, the “Options”) or Stock Appreciation Rights (“SARs”) to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

SECTION 17.  GENERAL PROVISIONS

17.1 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

17.2 No Right to Employment.  The grant of an Award shall not be construed as giving the recipient thereof the right to be retained in the employ of the Company.  Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.  No officer, employee, director, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of officers, employees, directors, participants or holders or beneficiaries of Awards.

17.3 GOVERNING LAW.  THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

17.4 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

17.5 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

17.6 Headings.  Headings are given to the subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

17.7 Withholding.  The Company or any Affiliate is authorized to withhold at the minimum statutory rate from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a participant the amount (in any medium) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

17.8 Section 409A of the Code.

(a)     The Plan is intended to comply with Section 409A of the Code, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent.  The Company makes no representations that the Plan, the administration of the Plan, or the amounts hereunder comply with, or are exempt from, Section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption.  If an operational failure occurs with respect to the Section 409A of the Code, any affected participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.  In the event that a participant’s termination of employment would affect the timing of the payment of any Award that provides for the “deferral of compensation” under the Section 409A of the Code, termination of employment shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture), a cessation of the provision of any services by the participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a “separation from service” within the meaning of the Section 409A of the Code.

(b)     Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six (6) months plus one (1) day from the date of such “separation from service”.

17.9 No Guarantee of Tax Consequences.  None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder.

17.10 Claw-Back Policy.  All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.